                                                                     EXHIBIT 1.5

                  DO NOT USE PHOTOCOPIES - ONLY ORIGINALS WILL
           BE ACCEPTED FOR FILING NOTE: ONCE DOCUMENT IS ACCEPTED AND
       FILED, CHANGES MUST BE BY AMENDMENT OR CERTIFICATE OF CHANGE ONLY!


                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, SECRETARY
- ----------          ONE ASHBURTON PLACE, BOSTON, MASS. 02108
Examiner                    ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)
                                  Incorporators

                NAME                                   POST OFFICE ADDRESS

                  Include given name in full in case of natural persons; in case of corporation, give state of incorporation.

          CHR International, Inc.                     33 North High Street
                                                      Columbus, Ohio 43215

          State of incorporation - Ohio



                  The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):


- ------------      1.  The name by which the corporation shall be known is:
Name
Approved
                            Canton Advertising, Inc.


                  2. The purpose for which the corporation is formed is as follows:

                      a. To establish, maintain, conduct and carry on an advertising business and to engage in any other business permitted by law.

                      b. To do all acts requisite or proper under the laws of domicile to qualify the Corporation in and to do business in, any other state, territory, the District of Columbia or dependency.

                      c. In general to have and exercise any lawful act or activity and/or any rights, powers or privileges which are now or may hereafter be conferred upon corporations under the laws of the Commonwealth of Massachusetts.

 C       / /
 P       / /
 M       / /
RA       / /

         Note: If the space provided under any article or item of this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article concerning each such addition is clearly indicated.
- -------------
PC

3. The total number of shares and part value, if any, of each class of stock within the corporation is authorized as follows:

         ------------------------------------------------------------------------------------------------------------------
              CLASS OF STOCK          WITHOUT PAR VALUE                             WITH PAR VALUE
                                -------------------------------------------------------------------------------------------
                                      NUMBER OF SHARES           NUMBER OF SHARES            PAR             AMOUNT
                                                                                            VALUE
         ------------------------------------------------------------------------------------------------------------------
                 Preferred                                                                              $



                  Common          1,000
         ------------------------------------------------------------------------------------------------------------------



4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.


                                      NONE



5. The restriction, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:



                                      NONE



6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or its directors or stockholders, or of any class of stockholders.


                                      NONE

7. By laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date (not more than 30 days after the date of the filing). The desired effective date of organization is the date of filing hereof with the Secretary of the Commonwealth.

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation:

         a. The post office address of the initial principal office of the corporation in Massachusetts is:

                  15 Dan Road
                  Canton, Massachusetts 02021

         b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

                       NAME                         RESIDENCE POST OFFICE ADDRESS


         President:    Wes McDonough                15 Dan Road, Canton, MA 02021


         Treasurer:    David R. May                 33 North High Street, Columbus, Ohio 43215


         Clerk:        William K. Friend            33 North High Street, Columbus, Ohio 43215


         Directors:    Herbert H. Schiff            33 North High Street, Columbus, Ohio 43215
                       George R. Friese             33 North High Street, Columbus, Ohio 43215
                       Stephen A. Goldberger        33 North High Street, Columbus, Ohio 43215
                       Larry Voelker                33 North High Street, Columbus, Ohio 43215


         c. The date initially adopted on which the corporation's fiscal year ends is:

                           The last Saturday in January of each year.

         d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                           The first Friday in May of each year.

         e. The name and business address of the resident agent, if any, of the corporation is:

                           Wes McDonough        15 Dan Road, Canton, MA 02021

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S)
sign(s) these Articles of Organization this     day of     19

                             CRH INTERNATIONAL, INC.
                             ----------------------------------------------
                           BY:       /s/ William K. Friend, Secretary
                             ----------------------------------------------

                             ----------------------------------------------


The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                        THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

        -----------------------------------------------------------------



                           I hereby certify that, upon an examination of the
                  within written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 27th day of July 1984.


                  Effective date


                  MICHAEL JOSEPH CONNOLLY
                    Secretary of State



        PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE
             SENT TO BE FILLED IN BY CORPORATION


                           TO:

                           Richard C. Doran
                           Assistant Corporate Counsel
                           SCOA Industries, Inc.
                           33 North High Street
                           Columbus, Ohio  43215


                           Telephone:  (614) 221-7261

                           FILING FEE: 1/20 of 1% of the total amount of the
                             authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $150. General Laws, Chapter 156B. Shares of stock with a par value of less than one dollar shall be deemed to have par value of one dollar per share.